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As filed with the Securities and Exchange Commission on November 29, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Toronto-Dominion Bank
(Exact name of Registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	13-5640479 (I.R.S. Employer Identification Number)

P.O. Box 1
Toronto-Dominion Centre
King Street West and Bay Street
Toronto, Ontario M5K1A2
Canada
(416) 982-8222
(Address, including zip code, of Registrant's principal executive office)

The Toronto-Dominion Bank 2000 Stock Incentive Plan
The Toronto-Dominion Bank 1993 Stock Option Plan
(Full title of the Plans)

Brendan O'Halloran
The Toronto-Dominion Bank
31 West 52nd Street
New York, New York 10019-6101
(212) 827-7503
(Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

Copies to:
Lee Meyerson
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 827-7503

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(a)(b)	Proposed Maximum Offering Price Per Share(c)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Shares, without par value	4,000,000	$40.045	$160,180,000	$20,295

(a)
The number of Common Shares being registered hereby shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the provisions of the plans described herein.

(b)
The shares are issuable pursuant to the respective Plans as follows: The Toronto-Dominion Bank 2000 Stock Incentive Plan — 3,000,000 Shares and The Toronto-Dominion Bank 1993 Stock Option Plan — 1,000,000 Shares.

(c)
Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange Composite Tape on November 23, 2004.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        The contents of the earlier registration statements, numbers 333-12948 and 333-06598 are hereby incorporated by reference.

Item 8.    Exhibits.

  5.1    Opinion of Christopher A. Montague

  23.1    Consent of Ernst & Young LLP and PricewaterhouseCoopers LLP.

  23.2    Consent of Christopher A. Montague (included in his opinion filed as Exhibit 5.1 hereto)

  24.1    Power of Attorney.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada on the 29th day of November, 2004.

THE TORONTO-DOMINION BANK
By:	/s/ CHRISTOPHER A. MONTAGUE
Name: Christopher A. Montague Title: Executive Vice President and General Counsel

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated

Signature	Title	Date

* W. Edmund Clark	President, Chief Executive Officer and Director	November 29, 2004
* Daniel A. Marinangeli	Executive Vice President and Chief Financial Officer	November 29, 2004
* Damian J. McNamee	Senior Vice President and Chief Accountant	November 29, 2004
* Brendan O'Halloran	Authorized Representative in the United States	November 29, 2004
* John M. Thompson	Chairman of the Board	November 29, 2004
* William E. Bennett	Director	November 29, 2004
* Hugh J. Bolton	Director	November 29, 2004
* John L. Bragg	Director	November 29, 2004
* Marshall A. Cohen	Director	November 29, 2004

* Wendy K. Dobson	Director	November 29, 2004
* Darren Entwistle	Director	November 29, 2004
* Donna M. Hayes	Director	November 29, 2004
Henry H. Ketcham	Director
* Pierre H. Lessard	Director	November 29, 2004
* Harold H. MacKay	Director	November 29, 2004
* Brian F. MacNeill	Director	November 29, 2004
* Roger Phillips	Director	November 29, 2004
Wilbur J. Prezzano	Director
* Helen K. Sinclair	Director	November 29, 2004
* Donald R. Sobey	Director	November 29, 2004
* Michael D. Sopko	Director	November 29, 2004
/s/ CHRISTOPHER A. MONTAGUE* Christopher A. Montague		November 29, 2004

*Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Christopher A. Montague
23.1	Consent of Ernst & Young LLP and PricewaterhouseCoopers LLP.
24.1	Power of Attorney.

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CALCULATION OF REGISTRATION FEE
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
INDEX TO EXHIBITS